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                                                                  EXHIBIT 10.15


                    NOTE AND MORTGAGE MODIFICATION AGREEMENT
                          AND NOTICE OF FUTURE ADVANCE


        THIS NOTE AND MORTGAGE MODIFICATION AGREEMENT AND NOTICE OF FUTURE ADVANCE (hereinafter "Agreement") dated as of the 30 this day of May, 2001, by and between INVIVO RESEARCH, INC., an Oklahoma corporation (hereinafter the "Mortgagor") and SUNTRUST BANK, a bank organized under the laws of the State of Georgia (hereinafter the "Mortgagee").

                              W I T N E S S E T H:


        WHEREAS, Mortgagor executed and delivered unto First Union National Bank of Florida ("First Union") that certain real estate balloon promissory note dated October 8 1992, in the original principal amount of Eight Hundred Sixty Two Thousand Five Hundred and No/100 Dollars ($862,500.00) (hereinafter the "Note"), which Note is secured by that certain mortgage dated October 8, 1992, and recorded October 12, 1992, in Official Records Book 4472, Page 4201, Public Records of Orange County, Florida (as modified, the "Mortgage") for the purpose of creating a lien on the real property more particularly described therein (hereinafter referred to as "Property").

        WHEREAS, the Mortgage secured payment of the Note and certain other obligations more particularly described in the Mortgage; and

        WHEREAS, on October 8, 1992, Mortgagor also executed and delivered to First Union an Assignment of Leases and Rentals recorded October 12, 1992 in Official Records Book 4472, Page 4226 (the "First Assignment") and a Uniform Commercial Code Financing Statement recorded October 12, 1992 in Official Records Book 4472, Page 4241, Public Records of Orange County, Florida; and

        WHEREAS, on January 21, 1993 Mortgagor executed that certain Modification of Note and Mortgage recorded March 12, 1993, in Official Records Book 4535, Page 2586, Public Records of Orange County, Florida; and

        WHEREAS, on July 31, 1996 Mortgagor executed that certain Notice of Future Advance, Mortgage Modification and Spreading Agreement recorded August 1, 1996 in Official Records Book 5098, Page 3941, Public Records of Orange County, Florida; and

        WHEREAS, on July 31, 1996 Mortgagor also executed that certain Collateral Assignment of Leases, Rents and Profits recorded August 1, 1996 in Official Records Book 5098, Page 3946 (the "Second Assignment"), and a UCC-1 Financing Statement recorded August 1, 1996 in Official Records Book 5098, Page 3950, Public Records of Orange County, Florida (the "Financing Statement"); and

        WHEREAS, on even date herewith, First Union has assigned the Note, the Mortgage, the First and Second Assignments, the Financing Statement and certain other loan documents to Mortgagee pursuant to that that certain Assignment of Mortgage and Loan Documents recorded on even date immediately prior hereto; and

        WHEREAS, Mortgagor has requested the Mortgagee to make an additional advance in the principal amount of Four Hundred Twenty Thousand Five Hundred Eighty Seven and 31/100 ($420,587.31) and to amend the terms of the Note and Mortgage, and the parties have agreed to modify the terms thereof in the manner hereinafter appearing; and

        WHEREAS, Paragraph 1.17 of the Mortgage provides, among other things, that the Mortgagee may, pursuant to the provisions of said paragraph, make future and further advances from time to time, but that such secured indebtedness shall not exceed at any time the maximum principal amount of two times the amount of the Note, plus interest thereon, and any disbursements made for the payment of taxes, levies, or insurance, on the Property, with interest on such disbursements.



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        NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Mortgagor and Mortgagee agree as follows:

        1. Recitals. The above recitals are true and correct, are incorporated herein by reference and are made a part hereof for all purposes.

        2. Validity of Documents. The Mortgage, the First Assignment, the Second Assignment and the Financing Statement (hereinafter referred to as the "Security Instruments"), the Note and the other loan documents, as amended on even date, are valid, in full force, and of full legal effect and are enforceable in accordance with their terms. There are no defenses, counterclaims, offsets, demands or claims which the Mortgagor has in connection with either the loan or the loan documents which could be asserted to reduce or eliminate all or any part of Mortgagor's obligations under the loan documents or which could be asserted to mitigate or excuse Mortgagor's defaults in payment or performance of the obligations, or if any, such defenses or offsets are hereby waived and released by Mortgagor.

        3. Releases. Effective on even date, Mortgagor hereby releases, acquits and forever discharges First Union, Mortgagee and their parents, subsidiaries, affiliates, directors, officers, employees, attorneys, agents, servants and representatives as well as the respective heirs, personal representatives, successors and assigns or any and all of them (collectively "the Released Mortgagee Parties") from any and all claims, counterclaims, demands, debts, actions, causes of action, suits, contracts, indebtedness, agreements, obligations, accounts, defenses, offsets against the indebtedness and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, in law or in equity, including without limitation, such claims and defenses as fraud, mistake, duress, misrepresentation, breach of contract, negligence, breach of duty, tortious interference with advantageous relationships and usury which the Mortgagor ever had, now have or hereafter might have against the Released Mortgagee Parties, jointly or severally, for or by reason of any matter, cause or thing whatsoever occurring up to the date of execution hereof, which relates to, in whole or in part, directly or indirectly: (a) the loan; (b) the loan documents; (c) the obligations; (d) the collateral; or (e) the administration of the loan. In addition, the Mortgagor agrees not to commence, join in, prosecute or participate in any suit or other proceeding in a position which is adverse to any of the Released Mortgagee Parties arising directly or indirectly from any of the foregoing matters.

        4. Current Balance. The unpaid principal balance of the Note on the date hereof is One Million Two Hundred Seventy Nine Thousand Four Hundred Twelve and 69/100 and Dollars ($1,279,412.69), and interest is paid through May 31, 2001.

        5. Maturity Date. The maturity date of the Note and the Mortgage are hereby extended until June 1, 2016 (the "Maturity Date").

        6. Additional Advance. In order to evidence the further advances contemplated hereby, Mortgagor has executed and delivered to Mortgagee a Future Advance Mortgage Note ("New Note") in the amount of Four Hundred Twenty Thousand Five Hundred Eighty Seven and 31/100 ($420,587.31), of even date herewith. The New Note shall be secured by the Mortgage to the same extent as if New Note had been executed and delivered by Mortgagor to Mortgagee on the date of the Mortgage.

        7. Consolidation. The Note and the New Note are hereby merged and consolidated into one loan in the amount of One Million Seven Hundred Thousand and No/100 Dollars ($1,700,000.00) (the "Consolidated Debt"), and are likewise merged and consolidated into one instrument (the "Consolidation Mortgage Note") with the terms and conditions of the Consolidation Mortgage Note prevailing.

        8. Modification of the Security Instruments. The Security Instruments are hereby modified and amended to secure and encumber the Consolidated Debt, and in the event of any default in payment of principal or interest under the Consolidation Mortgage Note or in the event of any other default as set forth in the Security Instruments, the Mortgagee shall have the same right to proceed against the property encumbered and secured by the Security Instruments as if the Security Instruments had initially secured the Consolidated Debt.

        9. Financial Statements. Mortgagor shall deliver the following items to Mortgagee annually within 90 days after the end of Mortgagor's fiscal year or business calendar or periodically as directed by Mortgagee: Federal Income Tax Returns and complete and current copies of financial statements of Mortgagor, including but not limited to an Income Statement, Balance Sheet and Schedule of Rents covering the operation of the Mortgaged Property. In addition Mortgagor shall deliver or cause to be delivered to Mortgagee: (i) quarterly financial statements, (ii) quarterly and annual financial statements of Invivo Corporation ("Guarantor");


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and (iii) such other information, reports or statements as Mortgagee may request in order to assess the current financial condition of Mortgagor and the Guarantor.

        10. Debt Service Coverage. Mortgagor's debt service coverage ratio must remain at or above 1.25 to 1 during the term of this loan. For purposes hereof, debt service coverage shall be defined as earnings before interest, taxes, depreciation and amortization divided by the sum of (i) current maturities of long-term debt plus (ii) interest expense. This ratio shall be calculated annually based on Mortgagor's June 30 fiscal year end financial statements and shall be done on a trailing twelve month basis.

        11. Minimum Tangible Net Worth. Mortgagor shall maintain a tangible net worth of at least $8,700,000.00 during the term of this loan. For purposes hereof, Tangible Net Worth shall be defined as total assets less intangible assets and total liabilities. Intangible assets include nonmaterial benefits such as goodwill, patents, copyrights and trademarks. This covenant shall be tested annually based on Mortgagor's June 30 fiscal year end financial statements.

        12. Debt to Tangible Net Worth. Mortgagor shall maintain a maximum debt to tangible net worth ratio of 2.0 to 1 during the term of this loan. This covenant shall be tested annually based on Mortgagor's June 30 fiscal year end financial statements.

        13. Status and Priority of Security Instruments. All of the property encumbered by the Security Instruments on the date hereof shall continue in all respects to be subject to the lien, charge and encumbrance of the Security Instruments. Nothing contained herein or done hereby shall affect the lien, charge or encumbrance of the above-mentioned documents or the priority thereof, over other liens, charges, encumbrances or conveyances. Nothing contained herein shall invalidate, impair or release any covenants, conditions, agreements or stipulations contained therein and the documents shall continue in full force and effect.

        14. Hazardous Wastes. The Mortgagor expressly represents to the Mortgagee that, to the best of its knowledge the Property and the improvements thereon have not in the past been used, and are not presently being used, and will not in the future be used for the manufacture, handling, storage, transportation, or disposal of hazardous or toxic materials. The Mortgagor agrees to indemnify, defend, and hold the Mortgagee harmless from and against any loss to the Mortgagee as a result of such past, present or future use, manufacture, handling, storage, transportation or disposal of hazardous or toxic materials. The Mortgagee, at the Mortgagee's sole option, may obtain at the Mortgagor's expense a report from a reputable environmental consultant of the Mortgagee's choice as to whether the Property and the improvements have been or are presently being used for the manufacture, handling, storage, transportation, or disposal of hazardous or toxic materials. If the report indicates such past or present use, manufacturing, handling, storage, transportation or disposal, the Mortgagee may require that all violations of law with respect to hazardous or toxic materials be corrected and/or that the Mortgagor obtain all necessary environmental permits before the Mortgagee shall fund any advance under this Mortgage.

        15. Change in Ownership/Sale of Assets. During the term of this Mortgage, there shall be no transfer of title without the prior written consent of Mortgagee. Mortgagor shall not transfer, sell, assign, pledge, encumber or otherwise dispose of any of Mortgagor's assets so as to materially adversely affect Mortgagor's financial condition, without the prior written consent of Mortgagee, in the Mortgagee's sole discretion. Furthermore, no shares or other ownership or equity interest in Mortgagor may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of without the prior written consent of Mortgagee.

        16. Default. Any default under the terms and conditions of this Agreement or of any instrument set forth herein or contemplated hereby shall be and is a default under every other instrument set forth herein or contemplated hereby.

        17. Other Provisions. Except as set forth in this Agreement, all other terms, conditions, and obligations set forth in the Note, the Mortgage and the other Security Instruments shall remain in full force and effect and shall be fully complied with.

        18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provisions hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or of the remaining provisions of this Agreement.

        19. Headings. The headings of the paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of the parties hereto.



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        20. Governing Law. All questions with respect to the construction of this Agreement, and the rights and liabilities of the parties to this Agreement, shall be governed by the laws of the State of Florida.

        21. Parties Bound. This Agreement shall inure to the benefit of, and shall be binding on, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties to this Agreement.

        22. Entire Agreement; Modifications. This Agreement contains the entire agreement of the parties and supersedes any prior written or oral agreements among them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties relating to the subject matter contained in this Agreement that are not fully expressed in this Agreement. This Agreement may only be modified in writing.

        23. WAIVER OF JURY TRIAL. ALL PARTIES TO THIS AGREEMENT, WHETHER MORTGAGOR OR MORTGAGEE, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVISE, WAIVE THEIR RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THE NOTE, THE MORTGAGE, THE INSTRUMENTS OF SECURITY OR ANY OTHER DOCUMENTS EXECUTED IN CONJUNCTION WITH THE LOAN SECURED BY THE MORTGAGE DATED OCTOBER 8, 1992 OR ANY MODIFICATIONS OR EXTENSIONS THEREOF.

        IN WITNESS WHEREOF, the Mortgagor has caused this Agreement to be duly executed as of the date first set forth above.



Signed and sealed
in the presence of:                       "MORTGAGOR"

                                          INVIVO RESEARCH, INC.,
                                          an Oklahoma corporation



---------------------------                By:
Name:                                          --------------------------------
     ----------------------                    Stuart Baumgarten
                                               President


Name:                                     Address: 12601 Research Parkway
                                                   Orlando, Florida 32826


                                          "MORTGAGEE"

                                          SUNTRUST BANK


                                          By:
                                             ----------------------------------
Name:                                        Karen A. Harrington
                                             Assistant Vice President


Name:                              Address:  200 South Orange Ave.
                                             Orlando, Florida 32801



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